Exhibit 99.1

Press Contact:	Investor Relations Contact:
Robyn Jenkins-Blum	Blair Christie
Cisco Systems, Inc.	Cisco Systems, Inc.
(408) 853-9848	(408) 525-4856
rojenkin@cisco.com	blchrist@cisco.com

CISCO SYSTEMS REPORTS FOURTH QUARTER AND FISCAL YEAR 2003 EARNINGS

•	Q4 Revenues: $4.7 Billion
•	Q4 Operating Cash Flow: $1.55 Billion
•	Q4 Earnings Per Share: $0.14 GAAP (40% increase year over year); $0.15 Pro Forma

SAN JOSE, Calif. — August 5, 2003 — Cisco Systems, Inc., the worldwide leader in networking for the Internet, today reported its fourth quarter and fiscal year results for the periods ended July 26, 2003.

Net sales for the fourth quarter of fiscal 2003 were $4.7 billion, compared with $4.8 billion for the fourth quarter of fiscal 2002, a decrease of 2.6 percent, and compared with $4.6 billion for the third quarter of fiscal 2003.

Net income for the fourth quarter of fiscal 2003, on a generally accepted accounting principles (GAAP) basis, was $982 million or $0.14 per share, compared with $772 million or $0.10 per share for the fourth quarter of fiscal 2002, and compared with $987 million or $0.14 per share for the third quarter of fiscal 2003. Pro forma net income for the fourth quarter of fiscal 2003 was $1.1 billion or $0.15 per share, compared with pro forma net income of $1.0 billion or $0.14 per share for the fourth quarter of fiscal 2002, and compared with $1.1 billion or $0.15 per share for the third quarter of fiscal 2003. A reconciliation between net income on a GAAP basis and pro forma net income is provided in a table immediately following the Pro Forma Consolidated Statements of Operations.

Net sales for fiscal 2003 were $18.9 billion, compared with $18.9 billion for fiscal 2002.

Net income for fiscal 2003, on a GAAP basis, was $3.6 billion or $0.50 per share, compared with $1.9 billion or $0.25 per share for fiscal 2002. Pro forma net income for fiscal 2003 was $4.3 billion or $0.59 per share, compared with pro forma net income of $2.9 billion or $0.39 per share for fiscal 2002.

During the fourth quarter of fiscal 2003, Cisco® completed the acquisition of SignalWorks, Inc. for a purchase price of approximately $16 million and completed the acquisition of the business of The Linksys Group, Inc. for a purchase price of approximately $480 million.

“We are pleased to report another solid quarter in a challenging market,” said John Chambers, President and CEO, Cisco Systems. “We continue to achieve some of the best financial measurements in our company’s history, with solid momentum spanning net income, gross margins, profitable market share gains, focus on profit contribution, geographic balance and advanced technology results.”

Chambers continued, “The investments and strategies of the past three years are paying off. This is particularly true in high-end routing and switching, where we saw solid sequential growth. Advanced technologies in total exceeded 20 percent sequential growth, with IP telephony, storage and optical growing the fastest in terms of orders.”

Cisco will discuss fourth quarter and fiscal year 2003 results and business outlook on a conference call and Webcast at 1:30 p.m. PT today. Call information and related charts are available at http://investor.cisco.com.

Financial Highlights

•	Cash flows from operations were $1.55 billion for the fourth quarter of fiscal 2003, compared with $1.61 billion for the fourth quarter of fiscal 2002, and compared with $1.26 billion for the third quarter of fiscal 2003. Cash flows from operations were $5.24 billion for fiscal 2003, compared with $6.59 billion for fiscal 2002.

•	Cash and cash equivalents and total investments were $20.7 billion at the end of fiscal 2003, compared with $21.5 billion at the end of fiscal year 2002, and compared with $20.3 billion at the end of the third quarter of fiscal 2003.

•	During the fourth quarter of fiscal 2003, Cisco repurchased 83 million shares of common stock for an aggregate purchase price of $1.4 billion. For fiscal 2003, Cisco repurchased 424 million shares of common stock for an aggregate purchase price of $6.0 billion.

•	Days sales outstanding (DSO) in accounts receivable at the end of the fourth quarter of fiscal 2003 were 26 days, compared with 21 days at the end of the fourth quarter of fiscal 2002, and compared with 23 days at the end of the third quarter of fiscal 2003.

•	Inventory turns were 6.8 for the fourth quarter of fiscal 2003, compared with 7.1 for the fourth quarter of fiscal 2002, and compared with 7.0 for the third quarter of fiscal 2003.

“Cisco’s solid financial performance reflects our ongoing focus on operational excellence,” said Dennis Powell, Chief Financial Officer, Cisco Systems. “For over a year, our quarterly pro forma net income has consistently exceeded $1 billion and profit has exceeded 20 percent of revenue. Cash flows from operations were also particularly strong and we continued to actively engage in our stock repurchase program while maintaining over $20 billion in cash and investments.”

Business Highlights

•	Cisco and service provider BellSouth® expanded their relationship with an agreement to team to implement the infrastructure for BellSouth to deliver advanced voice- and data-managed services to businesses throughout BellSouth’s nine-state region. BellSouth also selected the Cisco ONS 15454 SONET Multiservice Provisioning Platform (MSPP) as part of BellSouth’s plans to upgrade its traditional Synchronous Optical Network (SONET) network to an advanced optical network infrastructure.

•	Cisco introduced the Structured Wireless-Aware Network, an integrated secure wired and wireless framework that extends local area networking (LAN) infrastructure capabilities to the wireless LAN.

•	IdleAire Technologies Corporation announced it is offering wireless Internet connectivity, based on Cisco Aironet® 1200 Series access points, to long-haul truck drivers and other business professionals along the nation’s highways.

•	Cisco shipped its 2 millionth Internet Protocol (IP) telephone.

•	Time Warner Cable announced plans to deliver the industry’s first voice-over-IP (VoIP) cable primary-line residential telephone service, based on the Cisco IP voice solution, across its existing multiservice network to customers in Portland, Maine.

•	In the storage and data-center networking arena, IBM will be the first vendor to offer the Cisco MDS 9000 IP Storage Services Module. Cisco also announced new storage area networking customers AXA Technology and the IT division of Euronext.liffe.

•	DACOM, one of the leading communications providers in Korea, is deploying 10-gigabits-per-second (Gbps) Cisco 12406, 12410 and 12416 routers for the expansion of its BORANet backbone network.

•	Cisco introduced 14 new integrated security solutions and services, providing security management, virtual private network (VPN) technology and advanced threat protection.

•	The government of Jordan, together with Cisco and other World Economic Forum member organizations, announced The Jordan Education Initiative to improve education through the use of technology and the delivery of effective e-learning to Jordan citizens.

Editors Note:

•	Q4 and FY’03 conference call to discuss Cisco results along with its outlook for Q1 FY’04 to be held at 1:30 p.m. PT on Tuesday, August 5, 2003. Conference call number is 800-779-9573 (United States); 210-234-8039 (international).

•	Conference call replay available from 4:30 p.m. PT on August 5, 2003 to 4:30 p.m. PT on August 12, 2003 at 888-568-0916 (United States); 402-998-1588 (international).

•	Additional information regarding Cisco’s financials and corresponding Webcast with visuals designed to guide participants through the call is also available at 1:30 p.m. PT. Prepared remarks will be available approximately 24 hours after completion of the call. The Webcast will include both the prepared remarks, as well as the question-and-answer session. This information, along with GAAP reconciliation information, will be available at http://www.cisco.com under “About Cisco” in the Investor Relations section.

•	Additional information regarding Cisco’s Q4 and FY’03 results will be available at http://newsroom.cisco.com

About Cisco Systems

Cisco Systems, Inc., (NASDAQ: CSCO) is the worldwide leader in networking for the Internet. News and information are available at www.cisco.com.

###

This release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding future events and the future financial performance of Cisco that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to the documents filed by Cisco with the SEC, specifically the most recent reports on Form 10-K and 10-Q, each as it may be amended from time to time, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. Among the important factors or risks that could cause actual results or events to differ materially from those in the forward-looking statements in this release are: business and economic conditions and growth trends in the networking industry in various geographic regions; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; the growth of the Internet and levels of capital spending on Internet-based systems; variations in customer demand for products and services, including sales to the service provider market; the timing of orders and manufacturing lead times; changes in customer order patterns or customer mix; insufficient, excess or obsolete inventory; variability of component costs; increased price competition; variations in sales channels, product costs, or mix of products sold; the ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies; increased competition in the networking industry; dependence on the introduction and market acceptance of new product offerings and standards; rapid technological and market change; manufacturing and sourcing risks; litigation involving patents, intellectual property, antitrust, stockholder and other matters; the ability to recruit and retain key personnel; financial risk management; and potential volatility in operating results, among others. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Cisco’s most recent reports on Form 10-K and Form 10-Q, each as it may be amended from time to time. Cisco’s results of operations for the three and twelve months ended July 26, 2003 are not necessarily indicative of Cisco’s operating results for any future periods. Any projections in this release are based on limited information currently available to Cisco, which is subject to change. Although any such projections and the factors influencing them will likely change, Cisco will not necessarily update the information, since Cisco will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.

Cisco provides pro forma net income and pro forma net income per share data as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from pro forma measures used by other companies. Cisco believes that this presentation of pro forma net income and pro forma net income per share provides useful information to management and investors regarding certain additional financial and business trends relating to its financial condition and results of operations. In addition, Cisco’s management uses these measures for reviewing the financial results of Cisco and for budget planning purposes.

Copyright© 2003 Cisco Systems, Inc. All rights reserved. Cisco, Cisco Systems, the Cisco Systems logo and Aironet are registered trademarks or trademarks of Cisco Systems, Inc. and/or its affiliates in the U.S. and certain other countries. All other trademarks mentioned in this document or Website are the property of their respective owners. The use of the word partner does not imply a partnership relationship between Cisco and any other company.

Cisco Systems, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	July 26, 2003	July 27, 2002	July 26, 2003	July 27, 2002
NET SALES:
Product	$3,862	$3,998	$15,565	$15,669
Services	840	831	3,313	3,246

Total net sales	4,702	4,829	18,878	18,915

COST OF SALES:
Product	1,127	1,306	4,594	5,914
Services	286	240	1,051	988

Total cost of sales	1,413	1,546	5,645	6,902

GROSS MARGIN	3,289	3,283	13,233	12,013

OPERATING EXPENSES:
Research and development	736	797	3,026	3,301
Sales and marketing	1,022	1,028	4,106	4,235
General and administrative	187	152	691	611
Payroll tax on stock option exercises	2	—	2	7
Amortization of deferred stock-based compensation	27	43	128	176
Amortization of purchased intangible assets	110	288	394	699
In-process research and development	1	28	4	65

Total operating expenses	2,085	2,336	8,351	9,094

OPERATING INCOME	1,204	947	4,882	2,919
Loss on public equity investments	—	—	(412)	(858)
Interest income	146	208	660	895
Other income (loss), net	23	(58)	(117)	(246)

INCOME BEFORE PROVISION FOR INCOME TAXES	1,373	1,097	5,013	2,710
Provision for income taxes	391	325	1,435	817

NET INCOME	$982	$772	$3,578	$1,893

Net income per share—basic	$0.14	$0.11	$0.50	$0.26

Net income per share—diluted	$0.14	$0.10	$0.50	$0.25

Shares used in per-share calculation—basic	7,001	7,292	7,124	7,301

Shares used in per-share calculation—diluted	7,136	7,410	7,223	7,447

Cisco Systems, Inc.

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	July 26, 2003	July 27, 2002	July 26, 2003	July 27, 2002
NET SALES:
Product	$3,862	$3,998	$15,565	$15,669
Services	840	831	3,313	3,246

Total net sales	4,702	4,829	18,878	18,915

COST OF SALES:
Product (f)	1,127	1,319	4,594	6,439
Services	286	240	1,051	988

Total cost of sales (f)	1,413	1,559	5,645	7,427

GROSS MARGIN (f)	3,289	3,270	13,233	11,488
OPERATING EXPENSES:
Research and development	736	797	3,026	3,301
Sales and marketing	1,022	1,028	4,106	4,235
General and administrative	187	152	691	611

Total operating expenses (a) (b) (c) (d)	1,945	1,977	7,823	8,147

OPERATING INCOME (a) (b) (c) (d) (f)	1,344	1,293	5,410	3,341
Interest income	146	208	660	895
Other income (loss), net	23	(58)	(117)	(246)

INCOME BEFORE PROVISION FOR INCOME TAXES (a) (b) (c) (d) (e) (f)	1,513	1,443	5,953	3,990
Provision for income taxes (g)	424	404	1,666	1,117

NET INCOME	$1,089	$1,039	$4,287	$2,873

Net income per share—basic	$0.16	$0.14	$0.60	$0.39

Net income per share—diluted	$0.15	$0.14	$0.59	$0.39

Shares used in per-share calculation—basic	7,001	7,292	7,124	7,301

Shares used in per-share calculation—diluted	7,136	7,410	7,223	7,447

A reconciliation between net income on a GAAP basis and pro forma net income is as follows:
GAAP net income	$982	$772	$3,578	$1,893
(a) In-process research and development	1	28	4	65
(b) Payroll tax on stock option exercises	2	—	2	7
(c) Amortization of deferred stock-based compensation	27	43	128	176
(d) Amortization of purchased intangible assets	110	288	394	699
(e) Loss on public equity investments	—	—	412	858
(f) Excess inventory benefit	—	(13)	—	(525)
(g) Income tax effect	(33)	(79)	(231)	(300)

Pro forma net income	$1,089	$1,039	$4,287	$2,873

For the three month period ended April 26, 2003, pro forma net income and pro forma net income per share excluded the following items: In-process research and development of $3 million, amortization of deferred stock-based compensation of $25 million, amortization of purchased intangible assets of $92 million and income tax effect of ($26) million.

Cisco Systems, Inc.

CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	July 26, 2003	July 27, 2002
ASSETS
Current assets:
Cash and cash equivalents	$3,925	$9,484
Short-term investments	4,560	3,172
Accounts receivable, net of allowance for doubtful accounts of $183 at July 26, 2003 and $335 at July 27, 2002	1,351	1,105
Inventories, net	873	880
Deferred tax assets	1,975	2,030
Lease receivables, net	163	239
Prepaid expenses and other current assets	568	523

Total current assets	13,415	17,433
Investments	12,167	8,800
Property and equipment, net	3,721	4,102
Goodwill	4,043	3,565
Purchased intangible assets, net	556	797
Lease receivables, net	60	39
Other assets	3,145	3,059

TOTAL ASSETS	$37,107	$37,795

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$594	$470
Income taxes payable	739	579
Accrued compensation	1,470	1,365
Deferred revenue	3,034	3,143
Other accrued liabilities	2,162	2,496
Restructuring liabilities	295	322

Total current liabilities	8,294	8,375
Deferred revenue	774	749

Total liabilities	9,068	9,124
Minority interest	10	15
Shareholders’ equity	28,029	28,656

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$37,107	$37,795

Cisco Systems, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Twelve Months Ended
	July 26, 2003	July 27, 2002
Cash flows from operating activities:
Net income	$3,578	$1,893
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,591	1,957
Provision for doubtful accounts	(59)	91
Provision for on-hand inventory	70	131
Deferred income taxes	(14)	(573)
Tax benefits from employee stock option plans	132	61
In-process research and development	4	53
Net (gains) losses on investments and provision for losses	520	1,127
Change in operating assets and liabilities:
Accounts receivable	(125)	270
Inventories	(17)	673
Prepaid expenses and other current assets	(61)	(28)
Accounts payable	35	(174)
Income taxes payable	(125)	389
Accrued compensation	104	307
Deferred revenue	(84)	678
Other accrued liabilities	(282)	(204)
Restructuring liabilities	(27)	(64)

Net cash provided by operating activities	5,240	6,587

Cash flows from investing activities:
Purchases of short-term investments	(9,396)	(5,473)
Proceeds from sales and maturities of short-term investments	10,319	5,868
Purchases of investments	(18,063)	(15,760)
Proceeds from sales and maturities of investments	12,497	15,317
Purchases of restricted investments	—	(291)
Proceeds from sales and maturities of restricted investments	—	1,471
Acquisition of property and equipment	(717)	(2,641)
Acquisition of businesses, net of cash and cash equivalents	33	16
Change in lease receivables, net	79	380
Purchases of investments in privately held companies	(223)	(58)
Lease deposits	—	320
Purchase of minority interest of Cisco Systems, K.K. (Japan)	(59)	(115)
Other	94	159

Net cash used in investing activities	(5,436)	(807)

Cash flows from financing activities:
Issuance of common stock	578	655
Repurchase of common stock	(5,984)	(1,854)
Other	43	30

Net cash used in financing activities	(5,363)	(1,169)

Net (decrease) increase in cash and cash equivalents	(5,559)	4,611
Cash and cash equivalents, beginning of year	9,484	4,873

Cash and cash equivalents, end of year	$3,925	$9,484

Cisco Systems, Inc.

ADDITIONAL FINANCIAL INFORMATION

(In millions)

(Unaudited)

	July 26, 2003	July 27, 2002
CASH AND INVESTMENTS
Cash and cash equivalents	$3,925	$9,484
Fixed income securities (a)	15,982	11,405
Public equity securities	745	567

Total	$20,652	$21,456

(a) The fixed income securities consist primarily of government and corporate notes and bonds with an average credit quality rating of AA+ based on the Standard & Poors credit rating system.

INVENTORIES
Raw materials	$38	$38
Work in process	291	297
Finished goods	515	490
Demonstration systems	29	55

Total	$873	$880

PROPERTY AND EQUIPMENT, NET
Land, buildings, and leasehold improvements	$3,411	$3,352
Computer equipment and related software	1,147	1,021
Production, engineering, and other equipment	2,410	2,061
Operating lease assets	439	505
Furniture and fixtures	350	366

	7,757	7,305
Less, accumulated depreciation and amortization	(4,036)	(3,203)

Total	$3,721	$4,102

OTHER ASSETS
Deferred tax assets	$1,476	$1,663
Investments in privately held companies	516	477
Income tax receivable	727	392
Structured loans, net	42	61
Other	384	466

Total	$3,145	$3,059

DEFERRED REVENUE
Services	$2,451	$2,207
Product	1,357	1,685

Total	3,808	3,892
Less, current portion	(3,034)	(3,143)

Non-current deferred revenue	$774	$749